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                                                                   EXHIBIT 10(d)



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ANNUAL INCENTIVE PLAN OF THE TEXAS UTILITIES COMPANY SYSTEM










                   MAY 19, 1995
                   ------------
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Table of Contents

Description                                                Section
- -----------                                                -------

Purpose of the Plan                                              I

Definitions                                                     II

Administration of the Plan                                     III

Eligibility                                                     IV

Designation of Tier Groups                                       V

Target and Maximum EPS Levels                                   VI

Award Level Opportunities Based Upon EPS                       VII

Performance Measurement Process                               VIII

Supplemental Awards Fund                                        IX

Form and Timing of Awards                                        X

Termination of Employment                                       XI

Miscellaneous                                                  XII

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                                                                               1

                         ANNUAL INCENTIVE PLAN OF THE
                         ----------------------------
                        TEXAS UTILITIES COMPANY SYSTEM
                        ------------------------------



I.     Purpose of the Plan
       -------------------

The purpose of the Annual Incentive Plan of the Texas Utilities Company System (hereinafter the "Plan") is to provide annual incentive compensation opportunities to the officers who contribute significantly to the growth and success of the Company; to attract and retain individuals of outstanding ability; to comply with Section 162(m) of the Internal Revenue Code such that the deduction for federal income tax purposes, of the payment of annual incentive awards to officers will not be limited by such section; and to further align the interests of those who hold positions of major responsibility in the Company with the interests of Company shareholders.

II.    Definitions
       -----------

When used in the Plan, the following terms shall have the following meanings:

(a)  "Base Salary" means the annual base salary rate in effect as of the last day of the Plan Year.
(b)  "Board of Directors" means the Board of Directors of Texas Utilities
     Company.
(c)  "Code" means the Internal Revenue Code of 1986, as amended from time to time.
(d) "Company" means Texas Utilities Company, its successors and assigns, and each of its subsidiaries and affiliates.
(e) "Committee" means the Organization and Compensation Committee of the Board of Directors.
(f) "Deferred and Incentive Compensation Plan", or "DICP", means the Deferred and Incentive Compensation Plan of the Texas Utilities Company System.
(g) "Earnings Per Share", or "EPS", means the Company's net income after taxes, exclusive of extraordinary items, divided by average common shares outstanding, appropriately adjusted by the Committee to reflect recapitalizations, stock dividends, and the like.
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                                                                               2

(h) "Maximum Award Level" means the maximum level of annual incentive compensation which a Participant may earn for any Plan Year, expressed as a percentage of a Participant's Base Salary, or, if less, the dollar amount set forth in Section VII.
(i) "Maximum EPS" means the EPS Level as established by the Committee the attainment of which will allow the payment of up to the Maximum Award Level.
(j) "Participant" means an officer of the Company eligible to participate in the Plan.
(k) "Plan" means the Annual Incentive Plan of the Texas Utilities Company System described herein.
(l)  "Plan Year" means the period commencing January 1 and ending December 31.
(m) "Target Award Level" means the target level of annual incentive compensation which a Participant may earn for any Plan Year, expressed as a percentage of a Participant's Base Salary.
(n) "Target EPS" means the EPS Level established by the Committee, the attainment of which will allow the payment of up to the Target Award Level.

III.   Administration of the Plan
       --------------------------

The Plan will be administered by the Committee. The Committee will be comprised of two (2) or more outside directors, as defined in Code Section 162(m), and will include only directors who serve on the Board who are not currently, or have not been, full-time employees of the Company. Directors who do not satisfy the definition of an outside director, as contained in Code Section 162(m), will not serve on the Committee.

IV.    Eligibility
       -----------

Eligibility for participation in the Plan will be limited to officers of the Company with a title of Vice President or above. Individuals who served as eligible officers during a Plan Year but who were serving in such capacity at the end of the PlanYear may be eligible for an Award (full, prorated or some other amount) under the Plan at the Committee's discretion. Individuals who were serving as
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                                                                               3

eligible officers at the end of a Plan Year but who did not serve in such capacity during the entire Plan Year may be eligible for an Award (full, prorated or some other amount) under the Plan at the Committee's discretion.

V.     Designation of Tier Groups
       --------------------------

Participants in the Plan shall be assigned to Tier Groups, with Tier Groups designated by the position responsibilities and reporting levels within the organization. The following guidelines shall be applied to the designation of Tier Groups:

     Tier Group                                   Positions
     ----------                                   ---------

         I                         Chairman of the Board, Chief Executive,
                                   President

        II                         Executive Management

       III                         Function Management (Vice President
                                   and above)

The designation of Tier Groups shall be made by management subject to approve by the Committee.

VI.    Target and Maximum EPS Levels
       -----------------------------

Within the first ninety (90) days of the Plan Year, the Committee shall establish the Target EPS and Maximum EPS Levels for the Plan Year.  Such level or levels shall determine the maximum potential awards (either Target Award
Level or Maximum Award Level as described in Section VII) available under the Plan. The Target EPS and Maximum EPS Levels shall be communicated to the Participants in writing. At the conclusion of the Plan Year, the Committee will certify whether the Target EPS or Maximum EPS Levels were achieved. If the Target EPS or Maximum EPS Levels
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                                                                               4

were achieved, the Committee may exercise its discretion in determining how much of the Target Award Level or Maximum Award Level may be earned by the Participants using the performance measurement process described in Section VIII hereof.

VII.   Award Level Opportunities Based Upon EPS
       ----------------------------------------

Awards under the Plan will be available based upon the achievement of either the Target EPS or the Maximum EPS Levels of earnings. The Target EPS Level of earnings will allow maximum awards equal to the Participant's Target Award Level. The Maximum EPS Level of earnings will allow maximum awards equal to the Participant's Maximum Award Level. Upon completion of the Plan Year, the Committee will determine whether either EPS Level has been achieved and whether the Participant's maximum award potential, if any, is the Target Award Level or the Maximum Award Level. If the Target EPS Level is achieved, the award determined under the performance evaluation process in Section VIII of the Plan will be earned. Also, if the Target EPS Level is achieved, the Committee may exercise its discretion in determining an additional portion of the Target Award Level to be awarded by utilizing the performance measurement process described in Section VIII of the Plan and by considering the availability of the Supplemental Awards Fund as provided in Section IX of the Plan. Additionally, if the Maximum EPS Level is achieved, the Committee may exercise its discretion in making an award in excess of the Target Award Level up to the Maximum Award Level by utilizing the performance measurement process described in Section VIII of the Plan and by considering the availability of the Supplemental Awards Fund as provided in Section IX of the Plan.

Participants in the Plan will have a Target Award Level which is based upon their assigned Tier Group. The Target Award Level will be expressed as a percentage of the Participant's Base Salary, as set forth in the schedule below:
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                                                                               5

     Tier Group                             Target Award Level
     ----------                             ------------------
         I                               50 Percent X Base Salary
        II                               40 Percent X Base Salary
       III                               35 Percent X Base Salary

In addition, all Participants will have a Maximum Award Level in any Plan Year of 100 percent times Base Salary, but, in no event, may such amount exceed $1,000,000.

VIII.  Performance Measurement Process
       -------------------------------

If the Company achieves one of the EPS levels and potential awards under the Plan are available at either the Target Award Level or the Maximum Award Level, then the actual award determination for each Participant will be subject to further performance measurement by the Committee. The size of a Participant's award cannot exceed the level at which the potential award is set, either the Target Award Level or the Maximum Award Level, as provided in Section VII. The actual award for each participant will be based upon an assessment of both Company performance and individual performance. The Committee will evaluate the Company's performance based on a number of criteria, such as those set forth on Exhibit A, and determine whether such performance met, exceeded, or was below the expected level of performance. In addition, each Participant's individual performance will be evaluated as to whether his or her performance met, exceeded, or was below the expected level of performance. Based upon the foregoing evaluations, both the Company and individual Participant will be graded under the following schedule:

                                    Grade Awarded at Each Performance Level
                                    ---------------------------------------

        Assessment                           Company       Individual
      of Performance                       Performance     Performance

- --------------------------------------------------------------------------------
Exceeds Expectations                            1                1
Meets Expectations                              2                2
Below Expectations                              3                3

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                                                                               6

This performance evaluation process will result in a grade of either 1, 2, or 3 for the Company, and a grade of 1, 2, or 3 for the individual. These two grades will be applied in the following schedule which will determine the award to be provided to the Participant as a percentage of the Target Award Level:

                                                             Percent of
       Company                   Individual                 Target Award
     Performance                Performance                    Level
     -----------                -----------                 ------------

          1                            1                         100%
          1                            2                          90%
          1                            3                          50%

          2                            1                          80%
          2                            2                          60%
          2                            3                          30%

          3                            1                          50%
          3                            2                          25%
          3                            3                           0%

If the Target EPS Level was achieved, and if amounts are available from the Supplemental Awards Fund as described in Section IX, the Committee may provide additional awards to Participants in amounts which, when added to his or her award determined above, may increase his or her total award up to the Target Award Level. Such additional awards will be based upon individual performance and competitive compensation levels, as determined by the Committee.

If the Maximum EPS Level was achieved, and if amounts are available from the Supplemental Awards Fund as described in Section IX, the Committee may provide additional awards to Participants in amounts which, when added to his or her award determined above, may increase his or her total award up to the Maximum Award Level. Such additional awards will be based upon individual performance and competitive compensation levels, as determined by the Committee.
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                                                                               7

IX.    Supplemental Awards Fund
       ------------------------

If the Company is considered by the Committee to be the top performing electric utility among the ten largest electric utility companies in the U.S., a Supplemental Awards Fund will be established which will be equal to thirty percent (30%) of the aggregate of Participants' Base Salaries. If the Company is rated by the Committee as "Exceeds Expectations" and, thus, receives a grade of "1", as set forth in Section VII, such Supplemental Awards Fund will be equal to twenty percent (20%) of the aggregate of the Participants' Base Salaries. If the Company is rated by the Committee as "Meets Expectations" and, thus, receives a grade of "2", as set forth in Section VII, the Supplemental Awards Fund will be equal to ten percent (10%) of the aggregate of the Participants Base Salaries. The Committee will have full discretion to make awards from this Supplemental Awards Fund to any Participant to such extent as it may desire to recognize their contributions to the success of the Company. All or any part of the fund may be awarded in any Plan Year by the Committee; and any portion of the Supplemental Awards Fund which is not awarded by the Committee for any Plan Year will not be carried over to any future Plan Year.

X.     Form and Timing of Awards
       -------------------------

Fifty percent (50%) of the incentive award earned will be paid in cash. Such amounts will be paid within the six-month period immediately following the completion of the Plan Year. Amounts paid in cash shall be subject to the normal rules and regulations regarding the withholding for taxes and other deductions, if any, as may be in effect at the time of payment.

The remaining fifty percent (50%) of the incentive award earned shall be deferred as an incentive award under the Company's Deferred and Incentive Compensation Plan. Such amounts shall be provided to the Trustee of the
Deferred and Incentive Compensation Plan for investment and subsequent distribution under the provisions of such plan.
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                                                                               8

XI.    Termination of Employment
       -------------------------

In the event of death, disability or retirement, Participants may be entitled to receive prorated awards based upon the number of months in which they have participated in the Plan for the applicable Plan Year. Decisions regarding prorated awards will be made by the Committee. However, in the event of termination for reason of misconduct, fraud, or other act adverse to the Company to any substantial extent, as determined by the Committee in its discretion, the Participant will not be entitled to any award, whether prorated or not, for the Plan Year.

XII.   Miscellaneous
       -------------

Participants will have no right to anticipate, alienate, sell, transfer, assign, pledge or encumber any right to receive any award made under the Plan nor will any Participant have any lien on any assets of the Company by reason of any award made under the Plan.

Nothing in the Plan, including an employee's eligibility for participation in the Plan, will confer any right of employment on such employee.

The adoption of the Plan or any amendment or suspension hereof does not imply any commitment to continue to maintain the same plan, or any modification thereof, or any other plan for incentive compensation for any succeeding year.

The Board of Directors, subject to approval by the shareholders of the Company in the event of any amendment to the Plan which changes the material terms of the performance goals, increases the maximum amount payable under the Plan or is otherwise required by the provisions of Code Section 162(m), may amend, suspend or terminate the Plan at any time, provided no such amendment, suspension or termination shall adversely affect the right to receive any amount to which Participants have become entitled prior to such amendment, suspension or termination.
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                                                                               9

THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

     Executed on this    19th     day of     May      , 1995.
                      -----------       --------------

                                        TEXAS UTILITIES COMPANY



                                        By  /s/        Peter B. Tinkham
                                           -------------------------------------

                                   EXHIBIT A
                         COMPANY PERFORMANCE CRITERIA

1.   Total Return to Shareholders
2.   Return on Invested Capital
3.   Customer Satisfaction
4.   Revenue/KWH
5.   Employee Safety